Exhibit 10.2

                        SEPARATION AND RELEASE AGREEMENT

         This Separation and Release Agreement (this "AGREEMENT") is made as of July 2, 1999 ("EFFECTIVE DATE") by and between DAOU Systems, Inc., a Delaware corporation (the "COMPANY"), and Frederick C. McGee, an individual residing in California ("MR. MCGEE").

                                    RECITALS

         A Mr. McGee currently is employed by the Company as Chief Financial Officer ("CFO").

         B. The Company and Mr. McGee desire to settle and dispose of, fully and completely, all claims, demands, and causes of action which they may have against each other, known or unknown, including those claims, demands and causes of action arising out of the employment relationship and its termination.

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

     1. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

              "AGREEMENT" means this Separation and Release Agreement, including any exhibits hereto, as amended in writing from time to time.

              "BOARD OF DIRECTORS" means the board of directors of the Company. "Company" as defined in the Preamble.

              "CONFIDENTIAL INFORMATION" means: (i) any and all trade secrets concerning the business and affairs of the Company, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information of the Company and any other information, however documented, of the Company that is a trade secret within the meaning of the Uniform Trade Secrets Act (California Civil Code Sections 3426 through 3426.11). Of particular importance to the Company is the protection of the confidentiality of its manner and method of integrating and managing healthcare technology networks and information technology to increase productivity and profit and to reduce cost; the particular combination of network products which the Company utilizes is not used by any other business or entity and is solely the product of research and development by the Company.

              "CORE BUSINESS" means (1) IT software application implementation; (2) communication infrastructure services; (3) IT management consulting; and (4) IT design, implementation, support services for healthcare enterprises, as further detailed in the Company Form 10-K, for the period ending December 31, 1999, as filed with the Securities and Exchange Commission.

              "DIRECT COMPETITOR" means any company engaged in the Company's "Core Business."

              "EFFECTIVE DATE" means the date stated in the first paragraph of this Agreement.

              "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or governmental body.

              "SEPARATION DATE" as defined in Section 2.1.

              "SEVERANCE PAYMENTS" as defined in Section 5.

              "SEVERANCE PERIOD" as defined in Section 5.

     2.       EMPLOYMENT DURING RECRUITING OF CFO.

              2.1 EMPLOYMENT DURING RECRUITING. Mr. McGee and the Company agree that from the Effective Date, the Company will begin a search to recruit and employ a new CFO ("RECRUITING PERIOD"), Mr. McGee and the Company agree that Mr. McGee may continue to perform his current duties as CFO during the recruiting period for a period at the discretion of the Company, but no later than August 31, 1999 ("SEPARATION DATE").

             2.2 SALE OF THE COMPANY DURING RECRUITING PERIOD. In the event the Company engages in a negotiation for the sale of the Company during the Recruiting Period and prior to the Separation Date defined in Section 2.1 above, Mr. McGee agrees that the Separation Date may be extended at the Company's discretion. Mr. McGee agrees that if the Company desires to extend the Separation Date through the negotiation of the sale, he will agree to perform his duties as CFO through the date designated by the Company.

             2.3 VESTING OF OPTIONS. Mr. McGee's options to purchase shares of the Company's Common Stock will continue to vest, be exercisable and otherwise be according to the terms and conditions of the Company's 1996 Stock Option Plan (the "PLAN") and his Stock Option Agreement(s) ("OPTION AGREEMENT") through the Separation Date. After the Separation Date, Mr. McGee's options to purchase shares of Company common stock issued pursuant to the Plan will be controlled in all respects by the terms and conditions of the Plan and the Option Agreement(s).

             2.4 AT-WILL-EMPLOYMENT. Nothing in this Agreement may be construed to contradict or amend Mr. McGee's at-will employment relationship with the Company. While certain paragraphs of this Agreement describe events which could occur at a particular time in the future or discuss the effect of a termination for "cause", nothing in this Agreement may be construed as a guarantee of employment of any length. Both Mr. McGee and the Company have the right to terminate the employment relationship at any time and for any reason, with or without notice.

     3. PAYMENT OF FINAL WAGES. On the Separation Date, the Company will provide Mr. McGee with a final paycheck which includes final wages through the Separation Date, less all applicable federal, state and local income, social security and other payroll deductions ("FINAL WAGES"). Final Wages include any accrued but unused vacation and sick leave benefits. The Company will pay Mr. McGee reasonable and customary business expenses, if any, incurred through the Separation Date.

     4. RELEASE OF ALL CLAIMS. In exchange for the continuation of employment and benefits described in Section 2 above, Mr. McGee agrees as follows

              4.1 TERMS OF RELEASE. Mr. McGee, for himself and his heirs, successors and assigns, each fully releases, and discharges Company, its officers, directors, employees, shareholders, attorneys, accountants, other professionals, insurers and agents of the other (collectively "AGENTS"), and all entities related to each party, including, but not limited to, heirs, executors, administrators, personal representatives, assigns, parent, subsidiary and sister corporations, affiliates, partners and co-venturers (collectively "RELATED ENTITIES"), from all rights, claims, demands, actions, causes of action, liabilities and obligations of every kind, nature and description whatsoever, Mr. McGee now has, owns or holds or has at anytime had, owned or held or may have against the Company, Agents or Related Entities from any source whatsoever, whether or not arising from or related to the facts recited in this Release and through the Effective Date. Mr. McGee specifically releases and waives any and all claims arising under any express or implied contract, rule, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the California Fair Employment and Housing Act, and the Age Discrimination in Employment Act, as amended ("ADEA").

              4.2 SECTION 1542 WAIVER. This Release is intended as a full and complete release and discharge of any and all claims that Mr. McGee may have against the Company, Agents or Related Entities through the Effective Date. In making this release, Mr. McGee intends to release the Company, Agents and Related Entities from liability of any nature whatsoever for any claim of damages or injury or for equitable or declaratory relief of any kind, whether the claim, or any facts on which such claim might be based, is known or unknown to him. Mr. McGee expressly waives all rights under
Section 1542 of the Civil Code of the State of California, which Mr. McGee understands provides as follows:

              A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE

              MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Mr. McGee acknowledges that he may discover facts different from or in addition to those which he now believes to be true with respect to this Release. Mr. McGee agrees that this Release shall remain effective notwithstanding the discovery of any different or additional facts.

              4.3 WAIVER OF CERTAIN CLAIMS. Mr. McGee acknowledges that he has been advised in writing of his right to consult with an attorney prior to executing the waivers set out in this Release, and that he has been given a 21-day period in which to consider entering into the release of ADEA claims, if any. In addition, Mr. McGee acknowledges that he has been informed that he may revoke a signed waiver of the ADEA claims for up to seven (7) days after executing this Release.

     5.       SEVERANCE PAYMENT UPON TERMINATION OF EMPLOYMENT.

              5.1 AMOUNT OF SEVERANCE. In exchange for Mr. McGee's agreement to Sections 6, 7, 8 and 9 of this Agreement, Mr. McGee is entitled to severance in equal payments, each in an amount equal to the most recent, regular monthly rate of pay received by Mr. McGee during the Employment Period ("SEVERANCE PAYMENTS"). Severance Payments will be less all applicable federal, state and local income, social security and other payroll deductions.

              5.2 SEVERANCE PERIOD. Mr. McGee will be entitled to Severance Pay for a period of twelve (12) months from the Separation Date ("SEVERANCE PERIOD"). Mr. McGee's Severance Payments will cease if he (a) violates Sections 6, 7, 8 or 9 of this Agreement; (b) resigns his employment prior to the Separation Date; or (c) is terminated by the Company for "CAUSE" prior to the Separation Date. For purposes of this Agreement, Cause is defined as (i) Mr. McGee's material breach of this Agreement or the Confidentiality Agreement which he signed on June 28, 1996, which is attached as Exhibit A to this Agreement;
(ii) Mr. McGee's failure or refusal to substantially and materially perform according to or to comply with the reasonable policies and directions established by the Company or the Board; (iii) the appropriation (or attempted appropriation) of a material business opportunity of the Company including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (iv) the misappropriation (or attempted misappropriation) of any of the Company's funds or property; (v) the conviction of, or the entering of a guilty plea or plea of no contest with respect to a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment; (vi) willful misconduct or incompetence; (vii) physical or mental disability or other inability to perform, with or without reasonable accommodation, the essential functions of his position; or (viii) death.

     6. RELEASE. Mr. McGee's right to Severance Payments will be contingent upon his execution of a release and discharge of the Company, its present and former agents, employees, officers, directors, shareholders, principals, predecessors, alter egos, partners, parents, subsidiaries, affiliates, attorneys, insurers, successors and assigns, from any and all claims, demands, grievances, causes of action or suit of any kind arising out of, or in any way connected with, the dealings between the parties through the Separation Date, including claims arising out of the employment relationship and its termination. This release would include any and all legal or administrative claims arising under any express or implied contract, law, rule, regulation, or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, the California Fair Employment and Housing Act, the Family Rights' Act, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Age Discrimination in Employment Act of 1967, as amended ("ADEA"). The release will be substantially the form attached to this Agreement as Exhibit "B."

     7. CONTINUED REPRESENTATION. Unless a conflict of interest arises which mandates the engagement of separate counsel, Mr. McGee will consent to be represented by counsel for the Company in the matter of In RE DAOU SYSTEMS SECURITIES LITIGATION, United States District Court, Southern District, Case No. 98-CV-1537 TW. Mr. McGee will forfeit his right to benefits under Sections 2 and 5 of this Agreement in the event he violates this Section 7.

     8. NON COMPETITION THROUGH SEVERANCE PERIOD. During the Term of this Agreement, including the Severance Period, if any, Mr. McGee is prohibited from engaging in any activity which is competitive with the Company's Core Business. Mr. McGee will forfeit his right to benefits under Sections 2 and 5 of this Agreement in the event he violates this Section 8.

     9. NON-SOLICITATION OF EMPLOYEES. For a period of two years following his Separation Date, Mr. McGee agrees he will not solicit for employment other individuals who are the Company's employees or induce the Company's employees to terminate their employment with the Company for the purpose of competing with the Company.

     10.      CONTINUING OBLIGATIONS UNDER CONFIDENTIALITY AGREEMENT. Mr.
McGee understands and agrees that after the Separation Date he has a continuing obligation to protect the Company's Confidential Information according to the terms and conditions of the Employee Confidentiality and Inventions Agreement which Mr. McGee signed on June 28, 1996 and which is attached as Exhibit A to this Agreement.

     11. CONFIDENTIALITY OF AGREEMENT. Mr. McGee further agrees to keep confidential the terms of this Agreement and to refrain from disclosing any information regarding this Agreement and its terms to any third party, unless required to do so (a) by a regulatory body (e.g. filings with the Securities Exchange Commission ("SEC") or the ASE); (b) in financial disclosures to auditors or in audited financial statements; or (c) under oath, if properly ordered, in a court of competent jurisdiction. Mr. McGee agrees to notify the Company in writing upon first notification that he may be required by law to disclose any information deemed confidential by this Agreement. Notice must be provided in sufficient time for the party receiving notice to oppose or otherwise respond to the request.

     12. NON-DISPARAGEMENT. Mr. McGee and the Company agree they will not adversely interfere with each others business affairs, including, without limitation, making disparaging remarks, either orally or in writing, to any person disparaging, criticizing or speaking ill of the other party's business or reputation, management or employees in any way and for any reason.

     13. DISPUTES OR CONTROVERSIES. Mr. McGee recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Company, Mr. McGee, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

     14. WAIVER OF CERTAIN CLAIMS. Mr. McGee acknowledges that with this Agreement he has been advised in writing of his right to consult with an attorney prior to executing the waivers set out in this Agreement, and that he has been given a 21-day period in which to consider entering into the release of ADEA claims, if any. In addition, Mr. McGee acknowledges that he has been informed that he may revoke a signed waiver of the ADEA claims for up to seven
(7) days after executing this Release.

     15.      GENERAL PROVISIONS.

              15.1 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

              15.2 BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Company may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of Consultant under this Agreement, being personal, may not be delegated,

              15.3 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

                        If to the Company:   DAOU Systems, Inc.
                                             5120 Shoreham Place
                                             San Diego, CA  92122
                                             ATTENTION:  President
                                             Facsimile No.:  (619) 452-2789

                        With a copy to:      Baker & McKenzie
                                             101 West Broadway, Twelfth Floor
                                             San Diego, California  92101-3890
                                             ATTENTION:  John J. Hentrich, Esq.
                                             Facsimile No.:  (619) 236-0429

                        If to Mr. McGee:     Frederick McGee
                                             4786 Sun Valley
                                             Del Mar, CA  92014

              15.4 ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

              15.5 GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

              15.6 BINDING ARBITRATION. Any dispute or claim arising out of this agreement shall be subject to final and binding arbitration. The arbitration will be conducted by one arbitrator who is a member of the American Arbitration Association (AAA) or of the Judicial Arbitration and Mediation Services (JAMS) and will be governed by the Model Employment Arbitration rules of AAA. The arbitration shall be held in San Diego, California. The arbitrator shall have all authority to determine the arbitrability of any claim and enter a final and binding judgment at the conclusion of any proceedings in respect of the arbitration. Any final judgment only may be appealed on the grounds of improper bias or improper conduct of the arbitrator. Notwithstanding any rule of AAA to the contrary, the parties will be entitled to conduct discovery (i.e. investigation of facts through depositions and other means) which shall be governed by the Code of Civil Procedure section 1283.05. The arbitrator shall have all power and authority to enter orders relating to such discovery as are allowed under the Code. The arbitrator will apply California substantive law in all respects. The party prevailing in the resolution of any such claim will be entitled, in addition to such other relief as may be granted, to an award of all actual attorneys fees and costs incurred in pursuit of the claim, without regard to any statute, schedule, or rule of court purported to restrict such award.

              15.7 ATTORNEYS' FEES. Unless otherwise specifically provided in this Agreement, in the event of any controversy, claim or dispute between any of the parties arising out of or relating to this Agreement, or the breach thereof, the prevailing party shall be entitled to recover, from the losing party, reasonable attorneys' fees, expenses and costs actually incurred in the case of arbitration of any such controversy, claim or dispute, or by the court in which any such controversy, claim or dispute is resolved.

              15.8 SECTION HEADINGS, CONSTRUCTION. The section headings in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "section" or "sections" refer to the corresponding section or sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

              15.9 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

              15.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.



DAOU SYSTEMS, INC.:                       MR. FREDERICK MCGEE:


By:  /s/   Larry Grandia                  By:  /s/   Frederick C. McGee
     ------------------------------            -------------------------
           Larry Grandia, President                Frederick C. McGee

                                    EXHIBIT A

                                 GENERAL RELEASE

         This GENERAL RELEASE ("Release") is entered into effective as of July 2, 1999 ("Effective Date") by and between DAOU Systems, Inc., a Delaware corporation (the "COMPANY"), and Frederick C, McGee, an individual resident of the State of California ("Mr. McGee") with reference to the following facts:

                                    RECITALS

         A. The parties hereto entered into a Separation and Release Agreement on July 2, 1999 ("AGREEMENT"). Pursuant to the terms and conditions of the Agreement, and contingent upon satisfaction of the conditions described in that Agreement, Mr. McGee would become eligible for severance payments for up to twelve (12) months (the "SEVERANCE PERIOD") beginning on the Separation Date in exchange for Employee's release of the Company from all claims which Employee may have against the Company as of the Separation Date.

         B. The parties desire to dispose of, fully and completely, all claims which Mr. McGee may have against the Company in the manner set forth in this Release.

                                    AGREEMENT

         1. RELEASE. In exchange for the consideration described in the Agreement, receipt of which is acknowledged, Mr. McGee, for himself and his heirs, successors and assigns, each fully releases, and discharges Company, its officers, directors, employees, shareholders, attorneys, accountants, other professionals, insurers and agents of the other (collectively "AGENTS"), and all entities related to each party, including, but not limited to, heirs, executors, administrators, personal representatives, assigns, parent, subsidiary and sister corporations, affiliates, partners and co-venturers (collectively "RELATED ENTITIES"), from all rights, claims, demands, actions, causes of action, liabilities and obligations of every kind, nature and description whatsoever, Mr. McGee now has, owns or holds or has at anytime had, owned or held or may have against the Company, Agents or Related Entities from any source whatsoever, whether or not arising from or related to the facts recited in this Release. Mr. McGee specifically releases and waives any and all claims arising under any express or implied contract, rule, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the California Fair Employment and Housing Act, and the Age Discrimination in Employment Act, as amended ("ADEA").

          2. SECTION 1542 WAIVER. This Release is intended as a full and complete release and discharge of any and all claims that Mr. McGee may have against the Company, Agents or Related Entities through the Separation Date. In making this release, Mr. McGee intends to release the Company, Agents and Related Entities from liability of any nature whatsoever for any claim of damages or injury or for equitable or declaratory relief of any kind, whether the claim, or any facts on which such claim might be based, is known or unknown to him- Mr. McGee expressly waives all rights under Section 1542 of the Civil Code of the State of California, which Mr. McGee understands provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Mr. McGee acknowledges that he may discover facts different from or in addition to those which he now believes to be true with respect to this Release. Mr. McGee agrees that this Release shall remain effective notwithstanding the discovery of any different or additional facts.

          3. WAIVER OF CERTAIN CLAIMS. Mr. McGee acknowledges that with this Release he has been advised in writing of his right to consult with an attorney prior to executing the waivers set out in this Release, and that he has been given a 21-day period in which to consider entering into the release of ADEA claims, if any. In addition, Mr. McGee acknowledges that he has been informed that he may revoke a signed waiver of the ADEA claims for up to seven
(7) days after executing this Release.

          4. NO UNDUE INFLUENCE. This Release is executed voluntarily and without any duress or undue influence. Mr. McGee acknowledges he has read this Release and executed it with his full and free consent. No provision of this Release shall be construed against any party by virtue of the fact that such party or its counsel drafted such provision or the entirety of this Release.

          5. CONFIDENTIALITY OF AGREEMENT AND RELEASE. Mr. McGee further agrees to keep confidential the terms of the Agreement and this Release and to refrain from disclosing any information regarding this Agreement and its terms to any third party, unless required to do so (a) by a regulatory body (e.g. filings with the Securities Exchange Commission ("SEC") or the ASE); (b) in financial disclosures to auditors or in audited financial statements; or (c) under oath, if properly ordered, in a court of competent jurisdiction. Mr. McGee agrees to notify the Company in writing upon first notification that he may be required by law to disclose any information deemed confidential by this Agreement. Notice must be provided in sufficient time for the party receiving notice to oppose or otherwise respond to the request.

        6. GOVERNING LAW. This Release is made and entered into in the State of California and accordingly the rights and obligations of the parties hereunder shall in all respects be construed, interpreted, enforced and governed in accordance with the laws of the State of California as applied to contracts entered into by and between residents of California to be wholly performed within California.

        7. SEVERABILITY. If any provision of this Release is held to be invalid, void or unenforceable, the balance of the provisions of this Release shall, nevertheless, remain in full force and effect and shall in no way be affected, impaired or invalidated.

        8. COUNTERPARTS. This Release may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Release may be executed by facsimile, with originals to follow by overnight courier.

        9. DISPUTE RESOLUTION PROCEDURES. Any dispute or claim arising out of this Release shall be subject to final and binding arbitration. The arbitration will be conducted by one arbitrator who is a member of the American Arbitration Association (AAA) or of the Judicial Arbitration and Mediation Services (JAMS) and will be governed by the Model Employment Arbitration rules of AAA. The arbitration shall be held in San Diego, California. The arbitrator shall have all authority to determine the arbitrability of any claim and enter a final and binding judgment at the conclusion of any proceedings in respect of the arbitration. Any final judgment only may be appealed on the grounds of improper bias or improper conduct of the arbitrator. Notwithstanding any rule of AAA to the contrary, the parties will be entitled to conduct discovery (i.e. investigation of facts through depositions and other means) which shall be governed by the Code of Civil Procedure Section 1283.05. The arbitrator shall have all power and authority to enter orders relating to such discovery as are allowed under the Code. The arbitrator will apply California substantive law in all respects. The party prevailing in the resolution of any such claim will be entitled, in addition to such other relief as may be granted, to an award of all actual attorneys fees and costs incurred in pursuit of the claim, without regard to any statute, schedule, or rule of court purported to restrict such award.

        10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous negotiations, agreements and understandings between the parties, oral or written.

        11. MODIFICATION; WAIVERS. No modification, termination or attempted waiver of this Agreement will be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

        12. AMENDMENT. This Agreement may be amended or supplemented only by a writing signed by Mr. McGee and the Company.



Dated:            July 2, 1999                  /s/   Frederick C. McGee
      -----------------------------------       -------------------------------
                                                Frederick C. McGee

                                                DAOU SYSTEMS, INC.


Dated:                                         /s/   Larry Grandia
      ----------------------------------       --------------------------------
                                           By: Larry Grandia, President